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[LETTERHEAD OF SNODGRASS APPEARS HERE]

                                                                   Exhibit 23.10


                        CONSENT OF INDEPENDENT AUDITORS





We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-19575 of S & T Bancorp, Inc. on Form S-4 of our report dated February 10, 1997 (relating to the financial statements of Peoples Bank of Unity as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996) appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


/s/ S.R. Snodgrass, A.C.


Wexford, PA
March 17, 1997